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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT:  JIM MOTLEY
                                                               VP, CFO
                                                               972-307-5555

               GADZOOKS RAISES $14.0 MILLION IN PRIVATE PLACEMENT;
            SECURES $5.0 MILLION SEASONAL INCREASE IN CREDIT FACILITY

Dallas, TX, October 10, 2003 - Gadzooks, Inc. (Nasdaq: GADZ) announced today that it has completed a private placement of $14.0 million of Convertible Subordinated Notes (the "Notes."). The Notes are convertible into approximately
2.8 million shares of the Company's common stock. Upon conversion of the Notes, the Company will have approximately 12.0 million shares outstanding.

The Company also announced that it has obtained a $5.0 million seasonal increase in its senior secured credit facility with Wells Fargo Retail Finance, LLC, a leading asset-based lender. The amendment to the credit facility will increase the Company's borrowing capacity from $30.0 million to $35.0 million through December 31, 2003. The increase can be extended past December 31, 2003 at the Company's option.

The Company intends to use the private placement net proceeds of approximately $13.3 million as well as the added capacity under the seasonal credit facility for working capital and general corporate purposes. The placement agent for the private placement was SunTrust Robinson Humphrey Capital Markets.

"This new financing strengthens our balance sheet and provides additional flexibility as we continue to refine our new female only merchandise concept by pursuing new merchandise categories and vendors as we build inventory heading into the holiday selling season," said Jerry Szczepanski, Chairman and CEO of Gadzooks. Continued Mr. Szczepanski, "We continue to fine-tune our assortment and look to build market share over the important holiday retail sales season."

The Notes were offered and sold in a private placement pursuant to exemptions from registration under the Securities Act of 1933. The Company, as soon as reasonably practicable, will file a registration statement with the Securities and Exchange Commission relating to the resale, by the purchasers in the private placement, of the shares of common stock into which the Notes are convertible, and will use commercially reasonable efforts to cause the registration statement to become effective no later than 30 days after the filing date.

Dallas-based Gadzooks is a national mall-based retailer of casual clothing, accessories and shoes for confident and energetic 16-22 year-old girls. The Company converted its stores to an all-girl merchandise assortment in July 2003. Gadzooks currently operates 412 Gadzooks and 3 Orchid stores for a total of 415 stores in 41 states. Gadzooks owns and operates www.gadzooks.com, an interactive site for girls to visit on the web.

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, targets, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K. The Company does not undertake any obligation to update any forward-looking statements contained in this material.

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